                                                                    Exhibit 99.1


[NEXTERA LOGO]


                                                           FOR IMMEDIATE RELEASE

Contact:
Michael Muldowney
Chief Financial Officer and Chief Operating Officer
Nextera Enterprises
(617) 715-0200

                     NEXTERA ANNOUNCES THIRD QUARTER RESULTS

CAMBRIDGE, MA - OCTOBER 30, 2003 - Nextera Enterprises, Inc. (NASDAQ: NXRA) today reported results for the third quarter ended September 30, 2003.

During the 2003 third quarter, Nextera and its direct and indirect subsidiaries Lexecon Inc., CE Acquisition Corp. and ERG Acquisition Corp. entered into a definitive asset purchase agreement with FTI Consulting, Inc. and LI Acquisition Company, LLC, a wholly owned subsidiary of FTI Consulting Inc., under which LI Acquisition Company, LLC will purchase substantially all of the assets used in the economic consulting business (collectively "Lexecon"). The asset sale is expected to close during the fourth quarter of 2003. In accordance with generally accepted accounting principles, the operating results of the Lexecon have been presented as discontinued operations for the three and nine-month periods ended September 30, 2003 and 2002.

In the third quarter, Nextera recorded a net loss of $2.6 million, or $0.08 per share, including a loss from continuing operations of $3.1 million, or $0.09 per share and income from discontinued operations of $0.4 million, or $0.01 per share. For the nine months ended September 30, 2003, Nextera recorded a net loss of $8.0 million or $0.24 per share, including a loss from continuing operations of $11.2 million, or $0.34 per share and income from discontinued operations of $3.1 million, or $0.09 per share. The loss from continuing operations and the net loss for the nine-month periods ended September 30, 2003, includes a charge of $1.9 million, or $0.06 per share, associated with the resignation of the Company's former Chief Executive Officer. Interest expense was $2.1 million, or $0.06 per share, and $6.2 million, or $0.18 per share, for the three and nine-month periods ended September 30, 2003, respectively.

Income from discontinued operations of $0.4 million and $3.1 million for the three and nine-month periods ended September 30, 2003 includes the amortization expense related to non-compete agreements with certain Lexecon key service providers of $2.4 million and $6.3 million, respectively. Included within discontinued operations are Lexecon revenues of $15.9 million for the third quarter. Lexecon revenues were $16.8 million in the second quarter 2003. Utilization in the third quarter was 66%, equivalent to the second quarter 2003 utilization. Lexecon's annualized revenue per professional increased to approximately $523,000 in the third quarter 2003 from approximately $505,000 in the second quarter 2003.

Michael P. Muldowney, Chief Operating Officer and Chief Financial Officer said:
"Our quarter over quarter revenues were negatively impacted by vacation seasonality and fewer billable days in the quarter. However, while Lexecon's utilization was 66% for the third quarter, it steadily improved within the quarter, along with Lexecon's operating income, with utilization increasing to


                                                  One Cambride Center, 7th Floor
                                                  Cambridge, MA 02142
                                                  617.715.0200 617.715.0201 fax
                                                  www.nextera.com

[NEXTERA LOGO]


73% in September. Based upon this trend, coupled with new business activity, we expect continued strong performance into the fourth quarter."

Nextera had approximately $30.9 million outstanding under its senior credit facility at the end of the third quarter, up from approximately $30.4 million at the end of the second quarter 2003. In the third quarter, Nextera exercised its option to extend the covenants not to compete from July 15, 2003 to January 15, 2004 with key service providers, Daniel Fischel and Dennis Carlton. In conjunction with the payments made to Messrs. Fischel and Carlton to exercise this option, Knowledge Universe, Inc., an affiliate, advanced the Company $2.5 million through its junior participation in the senior credit facility.

During the third quarter, the Company made approximately $2.0 million of payments from cash flow from operations to reduce its debt obligations under the senior credit facility. At the end of the third quarter, Nextera had approximately $0.9 million of unrestricted cash on hand.

The terms of the asset purchase agreement provide that LI Acquisition Company, LLC will pay cash in the amount of $130.0 million, plus additional consideration, including the assumption of certain operating liabilities, in exchange for the Lexecon assets. The Boards of Directors of all companies have approved the transaction and Nextera has called a special meeting of stockholders on November 14, 2003 to approve the Lexecon asset sale. In connection with the asset purchase agreement, FTI Consulting, Inc. and LI Acquisition Company, LLC have entered into a voting agreement with stockholders of Nextera that control approximately 71.5% of the voting power of the Company, which obligates these stockholders to vote to approve the transaction at the special meeting. 71.5% of the total voting power of the Company is more than the majority required to approve the Lexecon asset sale.

Nextera plans to use the proceeds from the sale to repay existing debt obligations, make required non-compete payments to certain key Lexecon employees, satisfy other unassumed liabilities and pay expenses related to the sale. After payment of these obligations, liabilities and expenses, the Company expects to have approximately $15.0-$17.0 million of cash remaining from the transaction. The Company also anticipates having approximately $30.0 million of net operating loss carryforwards subsequent to the utilization of net operating loss carryforwards to offset the taxable gain from the sale of the Lexecon assets. The Company maintains a full valuation allowance on its deferred tax assets, which includes the net operating loss carryforward, due to the uncertainty of utilization of the future tax benefits.

Due to the pending asset sale, the Company will not hold an earnings call for the quarter ended September 30, 2003.

This press release contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Nextera Enterprises that are based on the beliefs of Nextera's management. Any statements contained in this press release that are not historical facts are forward-looking statements. Such statements are based on many important factors that may be outside of Nextera's control, causing actual results to differ materially from those suggested. Such factors include, but are not limited to Nextera's ability to consummate the asset sale, our ability to utilize our net operating loss carryforwards to offset the gain from the sale of Lexecon, dependence on key


                                                  One Cambride Center, 7th Floor
                                                  Cambridge, MA 02142
                                                  617.715.0200 617.715.0201 fax
                                                  www.nextera.com

[NEXTERA LOGO]


personnel, high levels of debt, potential inability to comply with loan covenants, possible Nasdaq Small Cap Market delisting, availability of credit and capital resources, new business acquisition efforts. Further information on these and other potential factors that could affect Nextera's financial and operating results are included in Nextera's 10-Q filed on August 14, 2003 with the Securities and Exchange Commission and in Nextera's Proxy Statement filed on October 24, 2003 with the Securities and Exchange Commission.


                                      # # #


                                                  One Cambride Center, 7th Floor
                                                  Cambridge, MA 02142
                                                  617.715.0200 617.715.0201 fax
                                                  www.nextera.com

                            NEXTERA ENTERPRISES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (amounts in thousands, except per share amounts)


                                                                         Three Months Ended                 Nine Months Ended
                                                                  September 30,      September 30,    September 30,    September 30,
                                                                       2003              2002              2003             2002
                                                                  -------------      -------------    -------------    -------------
                                                                            (unaudited)                        (unaudited)
Net revenues                                                         $     --         $     --           $     --          $     --
Cost of revenues                                                           --               --                 --                --
                                                                     --------         --------           --------          --------
   Gross profit                                                            --               --                 --                --
Selling, general and administrative expenses                              903            1,163              2,964             2,860
Amortization expense                                                       --               --                 --                --
Special Charges (1)                                                        --               --              1,921              (740)
                                                                     --------         --------           --------          --------
   Income (loss) from continuing operations                              (903)          (1,163)            (4,885)           (2,120)
Interest expense, net                                                  (2,107)          (1,859)            (6,182)           (4,852)
Other expense                                                              --             (621)                --              (621)
                                                                     --------         --------           --------          --------
   Income (loss) from continuing operations before provision
      for income taxes                                                 (3,010)          (3,643)           (11,067)           (7,593)
Provision for income taxes                                                 41               --                102               100
                                                                     --------         --------           --------          --------
   Income (loss) from continuing operations                            (3,051)          (3,643)           (11,169)           (7,693)
Income from discontinued operations (2)                                   433            5,179              3,149            13,317
                                                                     --------         --------           --------          --------
   Net income (loss)                                                 $ (2,618)        $  1,536           $ (8,020)         $  5,624
Preferred stock dividends                                                 (76)            (477)              (220)           (1,279)
                                                                     --------         --------           --------          --------
  Net income (loss) applicable to common stockholders                $ (2,694)        $  1,059           $ (8,240)         $  4,345
                                                                     ========         ========           ========          ========

Net income (loss) per common share, basic and diluted
   from Continuing Operations                                        $  (0.09)        $  (0.12)          $  (0.34)         $  (0.25)
          Discontinued Operations                                        0.01             0.14               0.09              0.37
                                                                     --------         --------           --------          --------
Net income (loss) per common share, basic and diluted                $  (0.08)        $   0.03           $  (0.24)         $   0.12
                                                                     ========         ========           ========          ========


Weighted average common shares outstanding, basic and diluted          33,870           35,756             33,926            35,705



(1)     Special charges in 2003 consist of $0.8 million of salary continuance costs and $1.1 million of a non-cash compensation charge due to the acceleration of stock options associated with the former Chief Executive Officer's employment agreement.
        Special charges in 2002 relate to the reversal of restructuring reserves due to the favorable settlement of real estate obligations.

(2)     Income from discontinued operations includes the operations of the economic consulting business, Lexecon, for 2003 and 2002 and the 2002 operations of the human capital consulting business, Sibson. The three and nine-month periods ended
        September 30, 2002 included income (loss) of $(0.4) million and $0.3 million, respectively, pertaining to Sibson.
        Additionally, the three and nine-month periods ended September 30, 2003 included amorization expense of $2.4 million and
        $6.3 million, respectively, for non-compete agreements with certain Lexecon key service providers.

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                            NEXTERA ENTERPRISES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                             (amounts in thousands)

ASSETS                                                September 30, 2003  December 31, 2002
                                                      ------------------  -----------------
                                                                   (unaudited)
CURRENT ASSETS:
Cash and cash equivalents                                   $    891         $  1,606
Restricted cash                                                  213            2,650
Accounts receivable, net                                       2,000            2,000
Assets related to discontinued operations                     99,731           99,263
Other current assets                                           3,314              442
                                                            --------         --------
   Total current assets                                      106,149          105,961

Other assets                                                   1,208            1,257
                                                            --------         --------
   Total assets                                             $107,357         $107,218
                                                            ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                       $  3,990         $  3,798
Accrued restructuring costs, current portion                     508            1,037
Senior credit facility                                         4,735            4,735
Liabilities related to discontinued operations                13,237           12,257
Other current liabilities                                        112              238
                                                            --------         --------
   Total current liabilities                                  22,582           22,065

Senior credit facility                                        26,184           22,465
Debentures due to affiliates                                  51,579           47,748
Accrued restructuring costs, net of current portion               --              427
Other long-term liabilities                                    2,338            2,606

Total stockholders' equity                                     4,674           11,907
                                                            --------         --------
Total liabilities and stockholders' equity                  $107,357         $107,218
                                                            ========         ========